Exhibit 10.1
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), is made and entered into as of April 28, 2010, by and between AutoGenomics, Inc., a Delaware corporation (the “Company”), and Ram Vairavan (“Indemnitee”).
R E C I T A L S
A. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors, officers, employees and other agents of the Company.
B. Indemnitee is currently serving as a director, officer, employee or other agent of the Company and the parties wish Indemnitee to continue in such capacity.
C. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents to expensive litigation risks.
D. In recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide services to the Company as a director, officer, employee or other agent, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.
A G R E E M E N T
In consideration of the foregoing recitals and of Indemnitee’s continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:
1. Defined Terms and Construction of Certain Phrases. For purposes of this Agreement, the following words and phrases set forth below shall have the following meanings:
(a) “Board” shall mean the Board of Directors of the Company.
(b) References to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or other agents, so that if Indemnitee is or was a director, officer, employee or other agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(c) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(d) “Expenses” shall mean any expense, liability or loss, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any penalties under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.
(e) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director, an officer or other agent of the Company, or while a director, an officer or other agent is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee or other agent or in any other capacity while serving as a director, officer, employee or other agent of the Company, as described above.

(f) “Independent Counsel” shall be the person or body appointed in connection with Section 3, below.
(g) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
(h) “Reviewing Party” shall be the person or body appointed in accordance with Section 3, below.
(i) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
2. Indemnification.
(a) Third-Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of (or arising in part out of) an Indemnifiable Event, against any and all Expenses if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of (or arising in part out of) an Indemnifiable Event, against any and all Expenses if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the Company and its shareholders; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company or its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.
(c) Participation as a Witness. The Company shall indemnify Indemnitee if Indemnitee is or was a witness or is threatened to be made a witness to any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, against any and all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.
(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified only against all Expenses incurred in connection with such successful issue or matter.
(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
(f) Expense Advances. If so requested in writing by Indemnitee, the Company shall advance (within 20 business days of such written request) any and all Expenses to Indemnitee (an “Expense Advance”); provided, that, if and to the extent that the Reviewing Party or a court of competent jurisdiction ultimately determines that Indemnitee is not permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4(b), below, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding. In addition, if the Company (or the Reviewing Party) or the Indemnitee has presented the issue of indemnification to a court of competent jurisdiction, Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or waived or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.
3. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws as now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.
(a) Indemnification Payment. After a final disposition of any Proceeding (whether by judgment, settlement or otherwise; and in the case of a judicial disposition, as to which all rights to appeal therefrom have been exhausted or waived or have lapsed), Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement no later than 45 days after Indemnitee has made written demand on the Company for indemnification, unless (i) the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law, or (ii) a court having subject matter jurisdiction thereof or a court in which such Proceeding is or was pending, has determined (after a final judicial decision as to which all rights to appeal therefrom have been exhausted or waived or have lapsed) that Indemnitee is not entitled to indemnification under applicable law.
(b) Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 45 days after making a demand in accordance with Section 4(a), above, Indemnitee shall have the right to enforce his or her indemnification rights under this Agreement by commencing litigation in any court in the State of California having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The failure of the Reviewing Party to render an opinion shall not be construed to be a determination by the Reviewing Party. The remedy provided for in this Section 4(b) shall be in addition to any other remedies available to Indemnitee in law or equity.
(c) Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company (including its Board, Independent Counsel or its shareholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested in writing by Indemnitee, shall, within 20 business days of such written request, advance such Expenses to Indemnitee that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:
(a) indemnification of Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or
(b) recovery under directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be; provided that, if and to the extent that a court of competent jurisdiction determines (and a final judicial determination as to which all rights of appeal therefrom have been exhausted or waived or have lapsed) that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous, the Company shall not be obligated to pay any such Expenses incurred by Indemnitee in connection with such suit and shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid under this Section 5.
6. Notification and Defense of Proceeding.
(a) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Indemnitee shall also provide the Company such information and cooperation as the Company from time to time may reasonably request and that shall reasonably be within Indemnitee’s power to provide. The Company shall have no obligation to indemnify Indemnitee under this Agreement to the extent that Indemnitee’s delay or failure to provide prompt notice, information or cooperation as required under this Section 6(a) results in a material impairment of the Company’s ability to defend the Proceeding (as provided in Section 6(d), below) or in the loss of coverage under any applicable insurance policy or other agreement.
(b) Notice to Insurers. If at the time of the receipt of a notice of a claim pursuant to Section 6(a), above, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company thereafter shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Selection of Counsel. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined and either the Company shall have agreed, or disinterested counsel (as defined in this Section 6(c)) shall have determined, that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding; (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company and Indemnitee’s counsel shall have been approved by the Company (which approval may not be unreasonably withheld or delayed) and any carrier of an applicable insurance policy if required under the terms of that policy or applicable law. As used in this Section 6(c) “disinterested counsel” shall mean counsel selected and compensated by the Company and approved by Indemnitee (which approval may not be unreasonably withheld or delayed), to determine whether a conflict of interest may exist, which counsel shall not represent the Company, Indemnitee or any other party to the Proceeding for which indemnification is sought. Disinterested counsel shall be selected promptly following the notice from Indemnitee to the Company of Indemnitee’s belief that a conflict of interest may exist. The Company shall not be entitled to assume the defense of any Proceeding as to which the determination provided for in (ii) above shall have been made. Nothing herein shall limit the right of Indemnitee to employ counsel at Indemnitee’s sole expense.
(d) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement. In addition, the Company shall not be liable to indemnify Indemnitee under this Agreement in excess of the total amount at which settlement reasonably could have been made, or for any initial Expenses incurred by Indemnitee following the time such settlement reasonably could have been affected, if Indemiiitee shall have unreasonably delayed, refused or failed to enter into a settlement Proceeding (or investigation or appeal thereof) recommended in good faith, in writing, by the Company.

7. Exceptions. Any other provisions of this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceedings initiated or brought voluntarily (and not by way of defense) by Indemnitee against the Company or any agent of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is brought to establish or enforce a right to indemnification under Section 5 of this Agreement, or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation;
(b) No Duplication of Payments. To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder; or
(c) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
8. Additional Indemnification Rights; Nonexclusivity.
(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement or the Company’s Bylaws. If any change, after the date of this Agreement, is made to any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors, an officer, an employee or other agent, such change shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. If any change in any applicable law, statute or rule narrows the right of a California corporation to indemnify a member of its board of directors, an officer, an employee or other agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive to any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to actions in Indemnitees’ official capacity and as to actions in another capacity while holding such office.
9. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees or other agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission or applicable state securities agencies to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

10. Directors’ and Officers’ Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.
11. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page of this Agreement and may apply to acts or omissions of the Indemnitee which occurred prior to such date if Indemnitee was a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.
12. Period of Limitation. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.
13. Continued Employment Period. No provision contained in this Agreement shall be construed as conferring upon Indemnitee any right with respect to continuance of performance of services for the Company, nor shall any such provisions interfere in any way with the right of the Company to terminate Indemnitee’s services at any time with or without cause.
14. General Provisions.
14.1 Entire Agreement. This Agreement sets forth the entire agreement between the parties with regard to the subject matter of this Agreement. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement are contained in this Agreement. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, covenants and warranties with respect to the subject matter of this Agreement are waived, merged in this Agreement and superseded by this Agreement. This is an integrated agreement.

14.2 Governing Law and Choice of Forum. The validity, construction and performance of this Agreement, and any action arising out of or relating to this Agreement, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California. Any action arising out of or relating hereto, or the interpretation, performance or breach hereof, shall be instituted in the United States District Court for the Central District of California or any court of the State of California located in Orange County, and each party irrevocably submits to the jurisdiction of those courts and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any such action. Each party agrees to accept service of process in any such action in the manner provided for in Section 14.8, below.
14.3 Attorneys’ Fees. In any action, litigation or proceeding (including arbitration) between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party’s costs and expenses, including, but not limited to, taxable costs and reasonable attorneys’, accountants’ and experts’ fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein, all of which shall be deemed to have accrued upon the commencement of such action, litigation or proceeding. Any judgment or order entered in such action, litigation or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment. If the judgment or order should fail to contain such a provision, the prevailing party shall have the right to initiate further action to recover its attorneys’ fees incurred in enforcing such judgment or order, which right shall survive the entry of judgment or order in the initial action, litigation or proceeding. For the purpose of this Section 14.3, attorneys’ fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third-party examinations; (4) discovery; and (5) bankruptcy litigation.

14.4 Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

14.5 Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.
14.6 Assignment. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of law or otherwise), in whole or in part, by any party without first obtaining the prior written consent of the other party. Any attempt at such an assignment without such consent shall be void and, at the option of such other party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.
14.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Nothing in this Section 14.7 shall be construed to limit the protection afforded Indemnitee under this Agreement which would occur upon a Change in Control. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.
14.8 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient’s signature on the signature page hereto and shall be deemed to have been duly given; (i) upon delivery, if served personally on the party to whom notice is to be given; or (ii) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section 14.8 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.
14.9 Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

14.10 Further Action. Each party agrees to perform any further acts and to execute and deliver any other documents which may be reasonably necessary to effect the provisions of this Agreement.
14.11 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

“THE COMPANY”:		“INDEMNITEE”:
AUTOGENOMICS, INC., a Delaware corporation

By:		Name:
Name:	Fareed Kureshy
Title:	President & CEO

Address: AutoGenomics, Inc. 2980 Scott Street Vista, CA 92081 Attention: Fareed Kureshy Chief Executive Officer		Address: AutoGenomics, Inc. 2980 Scott Street Vista, CA 92081

Schedule to Exhibit 10.1
The following directors and executive officers of the Company are parties to Indemnification Agreements with the Company which are substantially identical in all material respects to the representative Indemnification Agreement to which this schedule is attached and which is filed as an exhibit to the Company’s registration statement on Form S-1 (the “Registration Statement”), except as to the parties thereto and the dates of execution set forth below. These other Indemnification Agreements are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Name of Signatory	Date
Thomas V. Hennessey	July 18, 2002
Laurence M. Demers	March 27, 2008
Fareed Kureshy	March 27, 2008
Shailendra Singh	April 14, 2010
Ram Vairavan	April 28, 2010
Stephen Allison	July 27, 2012
Charles Birmingham	August 27, 2012
Peter Wilding	November 1, 2012
Joseph Coyne	July 22, 2013
Adam Levinson	October 15, 2013
Salvatore Alberti	May 27, 2014